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                                                                     EXHIBIT 5.1


                          [VINSON & ELKINS LETTERHEAD]

                                  June 8, 1999

Azurix Corp.
333 Clay Street, Suite 1000
Houston, Texas 77002-7361

Ladies and Gentlemen:

         We are acting as counsel for Azurix Corp., a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company and Atlantic Water Trust (the "Selling Stockholder") to the U.S. Underwriters and International Managers, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-74379, originally filed with the Securities and Exchange Commission (the "S.E.C.") on March 15, 1999 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement"), of an aggregate of 36,600,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, together with a maximum of 5,490,000 shares of Common Stock which may be sold by the Selling Stockholder to the U.S. Underwriters and International Managers pursuant to the over-allotment options provided in the U.S. Purchase Agreement and the International Purchase Agreement and such additional shares of Common Stock, representing up to 20% of the maximum aggregate offering price set forth in the Registration Statement, which may be sold to the U.S. Underwriters and the International Managers and which would be registered with the S.E.C. pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the meanings set forth in the U.S. Purchase Agreement and the International Purchase Agreement, forms of which have been filed as exhibits to the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

         In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and the shares of Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         In connection with the opinion expressed herein, we have examined, among other things, the Restated Certificate of Incorporation and the Restated Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering, the Registration Statement, the form of U.S. Purchase Agreement and the form of International Purchase Agreement. We have also reviewed such questions of law as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock proposed to be issued and sold by the Company to the U.S. Underwriters and the International Managers, including any additional shares of Common Stock to be sold and registered pursuant to Rule 462(b) promulgated under the Securities Act, have been validly authorized for issuance and delivery thereof in accordance with the provisions of the U.S. Purchase Agreement and the International Purchase Agreement (assuming that each is executed in the form reviewed by us) and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the shares of Common Stock proposed to be sold by the Selling Stockholder to the U.S. Underwriters and the International Managers in accordance with the provisions of the U.S. Purchase Agreement and the International Purchase Agreement (assuming that each is executed in the form reviewed by us), including any additional shares of Common Stock to be sold and registered pursuant to Rule 462(b) promulgated under the Securities Act, when they were issued to the Selling Stockholder, were duly authorized, validly issued and fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion and consent in a registration statement filed to register additional shares of Common Stock pursuant to Rule 462(b) promulgated under the Securities Act, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the S.E.C. issued thereunder.


                                     Very truly yours,

                                     /s/ VINSON & ELKINS L.L.P.